Exhibit 99.1

May 20, 2025
Dear Jacobs Solutions Inc. Shareholder:
    On April 30, 2025, the board of directors of Jacobs Solutions Inc. (NYSE: J) (“Jacobs”) approved a distribution by special dividend to Jacobs’ shareholders of approximately 7,299,065 shares of common stock of Amentum Holdings, Inc. (NYSE: AMTM) (“Amentum”). These Amentum shares were received by Jacobs in connection with the spin-off of Jacobs’ Critical Mission Solutions business and portions of its Divergent Solutions business on September 27, 2024. The Amentum shares being distributed by Jacobs represent approximately 3% of the total number of shares of Amentum common stock outstanding as of May 2, 2025.
    Based on the number of shares of Jacobs’ stock outstanding as of May 16, 2025, the record date, each Jacobs stockholder will be entitled to receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock held as of the close of business on the record date. No fractional shares will be distributed in the distribution. Fractional shares that Jacobs’ shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The net cash proceeds of these sales (after any tax withholding, brokerage charges, commissions and conveyance and similar taxes) will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares. The Distribution will be made on May 30, 2025.
    Following the distribution, Amentum common stock will continue to be listed on the New York Stock Exchange (“NYSE”) under the symbol AMTM, and Jacobs common stock will continue to be listed on the NYSE under the symbol J. You need not take any action to receive your AMTM shares or cash in lieu of fractional shares. You do not need to pay any consideration, or surrender or exchange your Jacobs shares, to receive your distribution of Amentum shares.
    We encourage you to read the attached supplemental information. The supplemental information provides you with important information concerning the distribution of the Amentum shares, including (i) the expected U.S. federal income tax treatment of Amentum shares you will receive; (ii) how we determined the number of Amentum shares you will receive; and (iii) how fractional shares will be treated.
We are pleased to be able to make this additional distribution to Jacobs shareholders in furtherance of our commitment to return capital to our investors. We appreciate your continuing support of Jacobs.
Sincerely,

Bob Pragada
Chief Executive Officer
Jacobs Solutions Inc.

JACOBS SOLUTIONS INC.
SUPPLEMENTAL INFORMATION
Distribution of Approximately 7,299,065 Shares of
Amentum Holdings, Inc. Common Stock
We are making this supplemental information available to you because we are distributing by special dividend approximately 7,299,065 shares of common stock of Amentum Holdings, Inc. (NYSE: AMTM), a Delaware corporation (“Amentum” and such common stock, “Amentum common stock”), held by us (the “Distribution”). The Amentum shares being distributed by us represent approximately 3% of the total number of shares of Amentum common stock outstanding as of May 2, 2025. After the distribution, Jacobs will no longer own any shares of Amentum common stock.
Owners of the common stock of Jacobs Solutions Inc. (the “Jacobs common stock”), a Delaware corporation (“Jacobs”), as of the close of business on May 16, 2025, which is the record date for the distribution (the “Record Date”), are entitled to receive shares of Amentum common stock (or cash in lieu of fractional shares) in the Distribution.
Based on the number of shares of Jacobs common stock outstanding as of the Record Date, Jacobs’ shareholders will be entitled to receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock held as the close of business on the Record Date. No fractional shares will be distributed in the Distribution. Fractional shares that Jacobs’ shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the Distribution Agent (as defined below). The net cash proceeds of these sales (after any tax withholding, brokerage charges, commissions and conveyance and similar taxes) will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares. The Distribution will be made on May 30, 2025 (the “Distribution Date”).
We believe that, except with respect to the receipt of cash in lieu of fractional shares of Amentum common stock, the Distribution generally will be tax free to our shareholders for U.S. federal income tax purposes. For a fuller discussion of the tax consequences of the Distribution to you, see “Material U.S. Federal Income Tax Consequences” beginning on page 8. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws.
No vote of Jacobs shareholders is required in connection with the Distribution. You need not take any action to receive your AMTM shares or cash in lieu of fractional shares. We are making this supplemental information available, which contains information about the terms of the Distribution, for your information only.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this supplemental information is truthful or complete. Any representation to the contrary is a criminal offense.
This supplemental information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this supplemental information is May 20, 2025.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS
1.Why is Jacobs making the Distribution?
    On September 27, 2024, Jacobs’ Critical Mission Solutions business and portions of its Divergent Solutions business (the “SpinCo Business”) were spun-off and immediately merged with the legacy Amentum business in a Reverse Morris Trust transaction (the spin-off and merger, together, the “RMT Transaction”). On September 30, 2024, Amentum began trading on the New York Stock Exchange under the ticker symbol “AMTM.”

     The amount of Amentum common stock required to be delivered to Jacobs in connection with the RMT Transaction was not determined as of September 27, 2024, the effective date of the RMT Transaction. Accordingly, 10,948,598 shares of Amentum common stock, representing approximately 4.5% of the issued and outstanding shares of Amentum common stock at such time, were placed in escrow pending the determination of whether Amentum Joint Venture LP (“Amentum Equityholder”) or Jacobs was entitled to such shares (the “escrow holding”).

    On February 19, 2025, 1,216,511 shares of Amentum common stock were released to Jacobs Engineering Group Inc., a subsidiary of Jacobs (“JEG”), from the escrow holding, with 9,732,087 shares remaining at that time in escrow. Thereafter, on March 13, 2025, JEG exchanged 19,464,174 shares of Amentum common stock, which represented approximately 8% of the outstanding shares of Amentum common stock and all of the shares of Amentum common stock then owned by Jacobs and/or JEG, for approximately £240 million aggregate principal amount of JEG term loans.

Following the final determination of the post-closing adjustments to the merger consideration on April 7, 2025, all shares of Amentum common stock have been released from the escrow holding, with Jacobs and its subsidiaries receiving a total of 7,299,065 shares of Amentum common stock from the escrow holding and Amentum Equityholder receiving the remaining 2,433,022 shares of Amentum common stock. On May 30, 2025, Jacobs will distribute all 7,299,065 shares of Amentum common stock to the Jacobs shareholders of record as of the Record Date (May 16, 2025) in the Distribution. For more information, see “Additional Information About the Distribution⸺Background and Purpose of the Distribution” on page 5 and “Where You Can Find Additional Information” on page 13.
2.I own shares of Jacobs common stock. What will I receive as a result of the Distribution?
    Jacobs will distribute by special dividend 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock held as of the close of business on the Record Date. The distribution ratio is based on the total number of shares of Amentum common stock to be distributed divided by 119,981,839, which is the total number of shares of Jacobs common stock outstanding as of the close of business on the Record Date. No fractional shares will be distributed in the Distribution. Fractional shares that Jacobs’ shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The net cash proceeds of these sales (after any tax withholding, brokerage charges, commissions and conveyance and similar taxes) will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares.
3.How is the number of Amentum shares that I will receive calculated?
    For each share of Jacobs common stock held of record by you at the close of business on the Record Date, you will be entitled to receive that number of shares of Amentum common stock equal to the quotient obtained by dividing the total number of shares of Amentum common stock to be distributed in the Distribution (or 7,299,065 shares) by the total number of shares of Jacobs common stock outstanding as of the close of business on the Record Date (or 119,981,839 shares). Based on these numbers, you will be entitled to receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock held of record by you as of the close of business on the Record Date. For more information, see “Additional Information About the

Distribution⸺Background and Purpose of the Distribution” on page 5 and “Where You Can Find Additional Information” on page 13.

4.How will fractional shares be treated?
    No fractional shares will be distributed in the Distribution. Fractional shares that Jacobs’ shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by the distribution agent. The net cash proceeds of these sales (after any tax withholding, brokerage charges, commissions and conveyance and similar taxes) will be distributed pro rata (based on the fractional share such holder would otherwise be entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares.
5.What is the Record Date for the Distribution, and when will the Distribution occur?
    The Record Date was May 16, 2025, and ownership of Jacobs shares was determined as of the close of business on that date. Shares of Amentum common stock will be distributed on May 30, 2025. We refer to this date as the Distribution Date.
6.What do I have to do to participate in the Distribution and receive my Amentum shares?
    Shareholders of Jacobs as of the Record Date for the distribution are not required to take any action to receive Amentum common stock in the Distribution, but you are urged to read this entire supplemental information carefully. No Jacobs shareholder approval is required or sought for the distribution, and you are not being asked for a proxy. You do not need to pay any consideration, exchange or surrender your existing shares of Jacobs common stock or take any other action to receive your shares of Amentum common stock or to receive cash in lieu of fractional shares. Please do not send in your Jacobs stock certificates. The distribution will not affect the number of outstanding shares of Jacobs common stock or any rights of Jacobs’ shareholders, although it is expected it may affect the market value of each outstanding share of Jacobs common stock.
7.If I sell my shares of Jacobs common stock before the Distribution Date, will I still be entitled to receive Amentum shares in the Distribution?
    Beginning on May 16, 2025 (the ex-dividend date), any acquisition of Jacobs’ common stock will not include a right to receive Amentum common stock (or cash in lieu of fractional shares) in the Distribution. In addition, Jacobs’ shareholders who are entitled to receive Amentum common stock (or cash in lieu of fractional shares) in the Distribution will not be able to trade such shares prior to receipt as there will be no “when issued” market established in connection with the distribution.
Amentum common stock will trade in the same manner that has been in existence since Amentum common stock began trading on the NYSE. Amentum common stock currently trades on the NYSE under the symbol AMTM.
    You should consult with your financial advisors, such as your stock broker, bank or tax advisor regarding the specific implications of trading Jacobs common stock.
8.How will the Distribution affect the number of shares of Jacobs I currently hold?
    The number of shares of Jacobs common stock held by a stockholder will be unchanged as a result of the Distribution.
9.What are the tax consequences of the Distribution to Jacobs stockholders?
    Jacobs has received an IRS ruling and distribution tax opinions (each as defined below). Accordingly, we believe that, except with respect to the receipt of cash in lieu of fractional shares of Amentum common stock, the receipt of Amentum common stock in the Distribution generally will be tax free to our shareholders for U.S. federal income tax purposes. For a fuller discussion of the tax consequences of the Distribution to you, see “Material U.S. Federal Income Tax Consequences” beginning on page 8.
10.When will I receive my Amentum shares?
    Jacobs will make the Distribution to its shareholders on May 30, 2025. Registered holders of Jacobs common stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of Amentum common stock.
11.How will shares of Amentum common stock be distributed?
    You will receive shares of Amentum common stock through the same channels that you currently use to hold or trade shares of Jacobs common stock, whether through a brokerage account or other channels. Receipt of shares of Amentum common stock will be documented for you in the same manner that you typically receive shareholder updates, such as monthly broker statements.

    If you owned shares of Jacobs common stock as of the close of business on the Record Date for the Distribution, including shares owned in certificate form, Jacobs, with the assistance of Equiniti Trust Company, LLC, the distribution agent for the distribution (the “Distribution Agent”), will electronically distribute shares of Amentum common stock to you or to your brokerage firm on your behalf in book-entry form. The Distribution Agent will mail you a book-entry account statement that reflects your shares of Amentum common stock, or your bank or brokerage firm will credit your account for the shares.

12.Who will be the distribution agent for the Distribution?
    The Distribution Agent will be Equiniti Trust Company, LLC. For questions relating to the transfer or mechanics of the Distribution, you should contact Equiniti Trust Company, LLC toll free at (877) 248-6417, non-toll free at (718) 921-8317 or by email at helpast@equiniti.com.

ADDITIONAL INFORMATION ABOUT THE DISTRIBUTION
The Distribution
On April 30, 2025, our board of directors approved, as a special dividend, the Distribution of 7,299,065 shares of Amentum common stock, which is the total number of shares of Amentum common stock received by Jacobs and its subsidiaries from the escrow holding following the final determination of the post-closing adjustments to the merger consideration on April 7, 2025. In the Distribution, Jacobs’ shareholders will be entitled to receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock that they held of record as of the close of business on the Record Date.
You will not be required to pay any cash or other consideration for the Amentum shares that will be distributed to you or to surrender or exchange your Jacobs shares to receive the distribution of Amentum shares or any cash in lieu of fractional shares. The Distribution will not affect the number of shares of Jacobs common stock that you hold.
Background and Purpose of the Distribution
    On September 27, 2024, the SpinCo Business was spun-off and immediately merged with the legacy Amentum business in the RMT Transaction. On September 30, 2024, Amentum began trading on the New York Stock Exchange under the ticker symbol “AMTM.”

The amount of Amentum common stock required to be delivered to Jacobs pursuant to the RMT Transaction was not determined as of September 27, 2024, the effective date of the RMT Transaction. Accordingly, 10,948,598 shares of Amentum common stock, representing approximately 4.5% of the issued and outstanding shares of Amentum common stock at such time, were placed in escrow pending the determination of whether Amentum Equityholder or Jacobs was entitled to such shares.
    On February 19, 2025, 1,216,511 shares of Amentum common stock were released to JEG from the escrow holding, with 9,732,087 shares remaining at that time in escrow. Thereafter, on March 13, 2025, JEG exchanged 19,464,174 shares of Amentum common stock, which represented approximately 8% of the outstanding shares of Amentum common stock and all of the shares of Amentum common stock then owned by Jacobs and/or JEG, for approximately £240 million aggregate principal amount of JEG term loans.

Following the final determination of the post-closing adjustments to the merger consideration on April 7, 2025, all shares of Amentum common stock have been released from the escrow holding, with Jacobs and its subsidiaries receiving a total of 7,299,065 shares of Amentum common stock from the escrow holding and Amentum Equityholder receiving the remaining 2,433,022 shares of Amentum common stock. On April 30, 2025, our board of directors approved, as a special dividend, the Distribution of all 7,299,065 shares of Amentum common stock to Jacobs’ shareholders. In the Distribution, Jacobs’ shareholders will be entitled to receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) for each share of Jacobs common stock that they held of record as of the close of business on the Record Date.
    The Amentum shares being distributed by us represent approximately 3% of Amentum common stock outstanding as of May 2, 2025. After the distribution, we will no longer own any shares of Amentum common stock.
    For more information, see “Where You Can Find Additional Information” on page 13.
When and How You Will Receive the Distribution
Jacobs expects to distribute 7,299,065 shares of Amentum common stock on May 30, 2025, the Distribution Date, to all holders of outstanding Jacobs common stock as of the close of business on May 16, 2025, the Record Date for the Distribution. Equiniti Trust Company, LLC will serve as the settlement and distribution agent in connection with the Distribution and the transfer agent and registrar for Amentum common stock.

If you owned Jacobs common stock as of the close of business on the Record Date for the Distribution, Amentum common stock that you are entitled to receive in the Distribution will be issued electronically, as of the Distribution Date, to you in direct registration form or to your bank or brokerage firm on your behalf. If you are a registered holder, the Distribution Agent will then mail you a direct registration account statement that reflects your shares of Amentum common stock. If you hold your Jacobs shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares of Amentum common stock. Direct registration form refers to a method of recording share ownership when no physical share certificates are issued to shareholders, as is the case in this Distribution. If you sell Jacobs common stock in the “regular-way” market up to the Distribution Date, you will be selling your right to receive shares of Amentum common stock in the Distribution.
Commencing on or shortly after the Distribution Date, if you hold physical share certificates that represent your Jacobs common stock and you are the registered holder of the shares represented by those certificates, the Distribution Agent will mail to you an account statement that indicates the number of shares of Amentum common stock that have been registered in book-entry form in your name.
Most Jacobs shareholders hold their common stock through a bank or brokerage firm. In such cases, the bank or brokerage firm is said to hold the shares in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your Jacobs common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account for the Amentum common stock that you are entitled to receive in the Distribution. If you have any questions concerning the mechanics of having shares held in “street name,” please contact your bank or brokerage firm.
Transferability of Shares You Receive
Shares of Amentum common stock distributed to holders in connection with the Distribution will be transferable without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), except in certain cases for shares received by persons who may be deemed to be Amentum’s affiliates. Persons who may be deemed to be Amentum’s affiliates after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Amentum, which may include certain of its executive officers or directors. Securities held by Amentum’s affiliates will be subject to resale restrictions under the Securities Act. Amentum’s affiliates will be permitted to sell shares of Amentum common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.
Number of Shares of Amentum Common Stock You Will Receive
For every share of Jacobs common stock that you own at the close of business on May 16, the Record Date, you will receive 0.060835 of a share of Amentum common stock (or cash in lieu of fractional shares) in the Distribution. However, no fractional shares of Amentum common stock will be distributed. Instead, if you are a registered holder, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds (net of discounts and commissions) of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. The distribution agent, in its sole discretion, without any influence by Jacobs or Amentum, will determine when, how, and through which broker-dealer and at what price to sell the whole shares. Any broker-dealer used by the distribution agent will not be an affiliate of either Jacobs or Amentum, and the distribution agent is not an affiliate of either Jacobs or Amentum. Jacobs will not be able to guarantee any minimum sale price in connection with the sale of these shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts paid in lieu of fractional shares.
The net cash proceeds of these sales (after any tax withholding, brokerage charges, commissions and conveyance and similar taxes) of fractional shares will be taxable to U.S. holders for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Consequences” for an explanation of certain material U.S. federal income tax consequences of the Distribution. If you hold physical certificates for shares of

Jacobs common stock and are the registered holder, you will receive a check from the distribution agent in an amount equal to your pro rata share of the net cash proceeds of the sales. If you hold your shares of Jacobs common stock through a bank or brokerage firm, your bank or brokerage firm will receive, on your behalf, your pro rata share of the net cash proceeds of the sales and will electronically credit your account for your share of such proceeds.
Trading Between the Record Date and Distribution Date
    Beginning on May 16, 2025 (the ex-dividend date), any acquisition of Jacobs’ common stock will not include a right to receive Amentum common stock (or cash in lieu of fractional shares) in the Distribution. In addition, Jacobs’ shareholders who are entitled to receive Amentum common stock (or cash in lieu of fractional shares) in the Distribution will not be able to trade such shares prior to receipt as there will be no “when issued” market established in connection with the distribution.
Amentum common stock will trade in the same manner that has been in existence since Amentum common stock began trading on the NYSE. Amentum common stock currently trades on the NYSE under the symbol AMTM.
You should consult with your financial advisors, such as your stock broker, bank or tax advisor regarding the specific implications of trading Jacobs common stock on or before the Distribution Date.

No Appraisal Rights
Stockholders do not have rights of appraisal with respect to the Distribution described in this supplemental information.
Reasons for Furnishing This Supplemental information
We are furnishing this supplemental information solely to provide information to Jacobs shareholders who will receive shares of Amentum common stock in the Distribution. You should not construe this supplemental information as an inducement or encouragement to buy, hold, or sell any of our securities or any securities of Jacobs or Amentum. No Jacobs shareholder approval is required or sought for the distribution, and you are not being asked for a proxy.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences of the Distribution to “U.S. holders” (as defined below) of Jacobs common stock. This summary is based on the Code, the U.S. Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of those authorities, in each case, as in effect as of the date of this supplemental information, all of which may change at any time, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This discussion assumes that the RMT Transaction was consummated in accordance with the separation and distribution agreement, the merger agreement and the other agreements related to the transactions and as described in the registration statement on Form 10 (including the information statement filed as an exhibit thereto) of Amentum previously filed with the SEC that went effective on September 18, 2024.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Jacobs common stock that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if (1) its administration is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
This discussion addresses only the consequences to U.S. holders of shares of Jacobs common stock who hold their shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder of Jacobs common stock in light of that shareholder’s particular circumstances, nor does it address any tax consequences to shareholders subject to special treatment under the U.S. federal income tax laws, including but not limited to:
•dealers or brokers in securities, commodities or foreign currencies;
•tax-exempt organizations;
•banks, financial institutions, or insurance companies;
•real estate investment trusts, regulated investment companies, mutual funds or grantor trusts;
•traders in securities that elect mark-to-market treatment;
•entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes and their partners and investors;
•individual retirement and other tax-deferred accounts and holders who hold Jacobs stock in any such account;
•certain former citizens or long-term residents of the United States;
•persons who are not U.S. holders;

•holders who at any time own or owned (directly, indirectly or constructively) 5% or more of Jacobs common stock (by vote or value);
•holders that have a functional currency other than the U.S. Dollar;
•persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;
•holders who acquired Jacobs common stock pursuant to the exercise of employee stock options or similar derivative securities otherwise as compensation; or
•holders who own Jacobs common stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction.
This discussion does not address any tax consequences arising under the unearned Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor does it address any tax consequences arising under the corporate book minimum tax, the stock buyback tax of the Inflation Reduction Act of 2022 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any regulations or practices adopted in connection with any such agreement). Moreover, this discussion does not address any state, local or non-U.S. tax consequences or any estate, gift or other non-income tax consequences, any considerations under any alternative minimum tax or any considerations under U.S. federal laws other than those pertaining to the U.S. federal income tax.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Jacobs common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Jacobs common stock should consult such partner’s own tax advisor regarding the tax consequences of the separation and distribution and the merger.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR JACOBS SHAREHOLDER. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE SEPARATION AND DISTRIBUTION AND THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX LAWS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW THAT MIGHT AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS SUPPLEMENTAL INFORMATION.
IRS Ruling and Distribution Tax Opinions
The consummation of the RMT Transaction was conditioned upon, among other things, (1) the receipt by Jacobs and continuing validity of a private letter ruling from the Internal Revenue Service (the “IRS”), in form and substance reasonably acceptable to Jacobs, regarding certain U.S. federal income tax aspects of the transactions (the “IRS ruling”) and (2) the receipt by Jacobs of tax opinions from Wachtell, Lipton, Rosen & Katz and a nationally recognized accounting firm regarding certain federal income tax aspects (the “distribution tax opinions”). The IRS ruling and the distribution tax opinions are based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of Jacobs, Amentum, Amentum Parent Holdings LLC and Amentum Equityholder, including facts, assumptions, representations, statements and undertakings relating to the past and future conduct of the companies’ respective businesses and other matters. If any of these facts, assumptions, representations and statements are or become inaccurate or incomplete, or if any such undertaking is not complied with, Jacobs may not be able to rely on the IRS ruling or the distribution tax opinions, and the conclusions reached therein could be jeopardized.

Notwithstanding Jacobs’ receipt of the IRS ruling and the opinions, the IRS could determine on audit that the Distribution is taxable for U.S. federal income tax purposes if it determines that any of the facts, assumptions, representations, statements and undertakings upon which the ruling and the opinions were based are incorrect or have been violated, or if it disagrees with any of the conclusions in the opinions. In addition, the IRS ruling does not address all of the issues that are relevant to determining whether the Distribution, together with certain related transactions, qualifies as a transaction that is generally tax-free for U.S. federal income tax purposes. Accordingly, notwithstanding Jacobs’ receipt of the IRS ruling and the distribution tax opinions, we cannot assure you that the IRS will not assert that the Distribution does not qualify for tax-free treatment for U.S. federal income tax purposes, or that a court would not sustain such a challenge. These distribution tax opinions are based on, among other things, certain representations and assumptions made by Jacobs, Amentum, Amentum Parent Holdings LLC and Amentum Equityholder. The failure of any representation or assumption to be true, correct and complete could adversely affect the validity of the opinions. The distribution tax opinions represent the advisors’ best judgment and are not binding on the IRS or the courts, and the IRS or the courts may not agree with the conclusions reached in such opinions. In addition, the distribution tax opinions are based on current law, and cannot be relied on if current law changes with retroactive effect.
Treatment of the Distribution
As described above, Jacobs has received the IRS ruling and distribution tax opinions. Accordingly, the following material U.S. federal income tax consequences will generally apply to U.S. holders of Jacobs common stock:
•except with respect to the receipt of cash in lieu of fractional shares of Amentum common stock, U.S. holders of Jacobs common stock will not recognize income, gain or loss on the receipt of Amentum common stock in the Distribution;
•a U.S. holder’s aggregate tax basis in its shares of Jacobs common stock and Amentum common stock distributed in the Distribution (including any fractional shares deemed received, as described below) immediately after the Distribution will be the same as the aggregate tax basis of the shares of Jacobs common stock held by the U.S. holder immediately before the Distribution, allocated between such shares of Jacobs common stock and Amentum common stock in proportion to their relative fair market values immediately following the Distribution; and
•a U.S. holder’s holding period in the Amentum common stock received in the Distribution (including any fractional shares deemed received, as described below) will include the holding period of the Jacobs common stock with respect to which such Amentum common stock was received.
U.S. holders that have acquired different blocks of Jacobs common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate tax basis in, and the holding period of, the Amentum common stock received in the Distribution.
A U.S. holder that receives cash in lieu of a fractional share of Amentum common stock in the Distribution will generally be treated as having received such fractional share pursuant to the Distribution and then as having sold such fractional share for cash. Taxable gain or loss will be recognized in an amount equal to the difference between (i) the amount of cash received in lieu of the fractional share and (ii) the U.S. holder’s tax basis in the fractional share, as described above. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for its Amentum common stock, as described above, exceeds one year at the effective time of the Distribution. Long-term capital gains are generally subject to preferential U.S. federal income tax rates for certain non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations under the Code.
If the Distribution were determined not to qualify as part of a transaction described in Section 355 of the Code, each U.S. holder who receives Amentum common stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Amentum common stock received by the U.S. holder in the Distribution. In general, such Distribution would be taxable as a dividend to the extent of Jacobs’ current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the Distribution exceeds such earnings and profits, the Distribution would generally constitute a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its shares of Jacobs common stock, with any remaining amount of the Distribution taxed as capital gain. A U.S. holder would have a tax basis in its shares of Amentum common stock equal to their fair market value. Certain U.S. holders may be subject to special rules governing taxable distributions, such as those that relate to the dividends received deduction and extraordinary dividends.
Backup Withholding and Information Reporting
Payments of cash to U.S. holders in lieu of fractional shares of Amentum common stock may be subject to information reporting and backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION TO CERTAIN U.S. HOLDERS UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION PURPOSES ONLY. THE FOREGOING DISCUSSION DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OR TAX CONSEQUENCES THAT MAY ARISE UNDER ANY APPLICABLE U.S. FEDERAL NON-INCOME, STATE OR LOCAL OR NON-U.S. TAX LAWS, OR THAT MAY APPLY TO PARTICULAR HOLDERS OR CATEGORIES OF HOLDERS. EACH JACOBS SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE.

INFORMATION ABOUT AMENTUM
Overview of Amentum
    Amentum is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), including financial statements. If you would like more information about Amentum and Amentum common stock we urge you to read Amentum’s reports filed with the SEC. See “Where You Can Find Additional Information” below. Amentum common stock is traded on the NYSE under the symbol AMTM.

Transfer Agent and Registrar of Amentum Common Stock
    The transfer agent and registrar for the Amentum common stock is Equiniti Trust Company, LLC. For questions relating to the transfer or mechanics of the stock distribution you should contact Equiniti Trust Company, LLC toll free at (877) 248-6417, non-toll free at (718) 921-8317 or by email at helpast@equiniti.com.

WHERE YOU CAN FIND MORE INFORMATION
Jacobs and Amentum are each subject to the reporting requirements of the Exchange Act and accordingly, each company files reports, proxy statements and other information with the SEC, including financial statements. You may obtain these reports at the SEC’s website at www.sec.gov.

    Jacobs and Amentum maintain websites that offer additional information about each company.

•Visit Jacobs’ website at www.jacobs.com.
•Visit Amentum’s website at www.amentum.com.

Information contained on or connected to any website referenced in this supplemental information, including information in any documents filed with the SEC that are not expressly incorporated by reference, is not incorporated into this supplemental information, or in any other filings with, or any information furnished or submitted to, the SEC.